As filed with the U.S. Securities and Exchange Commission on November 23, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VISION MARINE TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Québec	3730	N/A
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

730 Boulevard du Curé-Boivin

Boisbriand, Québec J7G 2A7, Canada

Telephone: 450-951-7009

(Address of principal executive offices, including zip code, and telephone number, including area code)

Corporation Service Company

251 Little Falls Drive, Wilmington, DE 19808

Telephone: +1 302 636 5401

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:

William Rosenstadt, Esq. Tim Dockery, Esq. Ortoli Rosenstadt LLP 501 Madison Avenue, 14th Floor New York, New York 10022 Telephone: (302) 738-6680	Rob Condon, Esq. Dentons US LLP 1221 Avenue of the Americas New York, New York 10020 Telephone: (212) 768-6800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-239777

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(2)	Proposed Maximum Aggregate Offering Price (1)		Amount Of Registration Fee (3)
Common shares	US$	4,600,000	US$	502
Warrants to be issued to the underwriter (4)		-		-
Common shares underlying warrants to be issued to the underwriter (5)	US$	316,250	US$	35
	US$	4,916,250	US$	537

(1)	Includes common shares issuable upon exercise of an over-allotment option to purchase additional shares granted to the underwriter. Does not include shares that the registrant previously registered on the registration statement on Form F-1 (File No. 333-239777).
(2)	Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.
(4)	No registration fee required pursuant to Rule 457(g).
(5)	We have agreed to issue to the underwriters warrants to purchase common shares representing up to 5.5% of the common shares issued in the offering. The representative’s warrants are exercisable at a per share exercise price equal to 125% of the public offering price per common share offered hereby. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is US$316,250, which is equal to 125% of US$253,000 (5.5% of US$4,600,000).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-239777) of Vision Marine Technologies Inc., including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on November 23, 2020, are incorporated by reference into this Registration Statement.

The required opinions and consents are filed herewith.

PART II

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed with this registration statement

5.1	Opinion of Renno & Co.

23.1	Consent of BDO Canada LLP

23.2	Consent of Renno & Co. (contained in exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boisbriand, Province of Québec, Canada on November 23, 2020.

VISION MARINE TECHNOLOGIES INC.
(Registrant)

By:	/s/ Alexandre Mongeon
Alexandre Mongeon, Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alexandre Mongeon	Chief Executive Officer (Principal Executive Officer), Chairman	November 23, 2020
Alexandre Mongeon

/s/ Kulwant Sandher	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 23, 2020
Kulwant Sandher

/s/ Robert Ghetti	Director	November 23, 2020
Robert Ghetti

/s/ Patrick Bobby	Director	November 23, 2020
Patrick Bobby

/s/ Luisa Ingargiola	Director	November 23, 2020
Luisa Ingargiola

/s/ Steve Barrenechea	Director	November 23, 2020
Steve Barrenechea

/s/ Renaud Cloutier	Director	November 23, 2020
Renaud Cloutier

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Vision Marine Technologies Inc., has signed this registration statement or amendment thereto in New York, New York, on November 23, 2020.

Ortoli Rosenstadt LLP

By:	/s/ William S. Rosenstadt
Name: William S. Rosenstadt
Title: Managing Partner